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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Consumer Portfolio Services, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-77314, 333-00880) on Form S-3 and the registration statements (Nos. 33-78680 and 33-80327) on Form S-8 of Consumer Portfolio Services, Inc. of our report dated March 3, 1999, except as to notes 13, 16 and 17 to the consolidated financial statements, which are as of April 15, 1999 relating to the consolidated balance sheets of Consumer Portfolio Services, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Consumer Portfolio Services, Inc.

                                        KPMG LLP

Orange County, California
April 15, 1999